UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2017

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2017, the Board of Directors (the “Board”) of Protective Life Corporation (the “Company”) elected John D. Johns (65), currently the Company’s Chairman and Chief Executive Officer, to serve as the Executive Chairman of the Company, and elected Richard J. Bielen (56) to serve as the President and Chief Executive Officer of the Company. Mr. Bielen currently serves as President and Chief Operating Officer of the Company. The elections will be effective July 1, 2017. Both Mr. Johns and Mr. Bielen will continue to serve as members of the Board. As a result of his election, Mr. Bielen will no longer serve as Chief Operating Officer of the Company. The Board has not elected a new Chief Operating Officer.

Mr. Bielen has been President and Chief Operating Officer of the Company since January 2016. From June 2007 to January 2016, Mr. Bielen served as Vice Chairman and Chief Financial Officer of the Company. From August 2006 to June 2007, Mr. Bielen served as Executive Vice President, Chief Investment Officer, and Treasurer of the Company. Mr. Bielen became a director of the Company on February 1, 2015. Mr. Bielen has been employed by the Company and its subsidiaries since 1991.

In connection with the election to his new position, Mr. Bielen’s annual salary will be increased to $750,000; his 2017 incentive target bonus will be increased to $900,000; his 2017 long-term incentive award opportunity will be increased to $1,925,000, with the awards allocated among restricted units, performance units and parent stock-based units at the same ratios awarded to him in February 2017; and he will be eligible to use the Company aircraft for personal trips for up to 25 hours per year in accordance with the Company’s existing aircraft policy, as described in Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. There were no other changes to Mr. Bielen’s employment arrangements in connection with his election, and there were no changes to Mr. Johns’ employment arrangements in connection with his election.

On June 1, 2017, the Company issued a press release announcing the elections of Mr. Johns and Mr. Bielen to their respective positions, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President, Chief Accounting Officer and Controller

Date:      June 5, 2017